UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 18, 2012


                               HINTO ENERGY, INC.
             (Exact name of registrant as specified in its charter)
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


              Wyoming                                   000-26317                               84-1384961
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------

               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-647-4850
                                 --------------
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry Into A Material Definitive Agreement

In June 2011, Bridge Industries, Inc. ("Bridge") entered into a subscription agreement with South Uintah Gas Properties, Inc. ("South Uintah"), the now wholly-owned subsidiary of Hinto Energy, Inc. ("the Company"). The Subscription
Agreement provided for the purchase of a Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of South Uintah's restricted common stock and warrants exercisable for 2,000,000 shares of South Uintah's common stock.

In March 2012 Bridge filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general a breach of contract and seeking return of all monies lent to South
Uintah Gas Properties, Inc. of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs.

On December 18, 2012,  the Company  entered  into a  Settlement  Agreement  with
Bridge that provides for the dismissal of the lawsuit and specifies the terms of final payment of the outstanding amounts owed to Bridge. Pursuant to the Settlement Agreement the Company has agreed to the following:

1. A $100,000 cash payment to Bridge in two traunches of $50,000 to be paid on or before March 31, 2013 and June 30, 2013.

2. The issuance of 1,400,000 shares of the Company's common stock, which are to be registered in a Registration Statement on Form S-1 by or before March
     31, 2013.

3. The issuance of warrants exercisable for a total of 800,000 shares of the Company's common stock. The warrants have a term of 5 years from December
     18, 2012 and have a callable provision.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Settlement Agreement, discussed in Item 1.01, the Company will issue 1,400,000 shares of the Company's common stock to Bridge Industries, LLC.
The Company has agreed to  register  such shares with the SEC in a  Registration
Statement on Form S-1 on or before March 31, 2012.

Further,  the Company has issued to Bridge,  warrants exercisable for shares of the Company's common stock in the amounts and with the exercise prices set forth below. Such warrants will have a term of 5 years from December 18, 2012 and will be callable  when the Company's  common stock has a closing  priceof at least $2 per share for 20  consecutive  trading  days  with a minimum  volume of  100,000 shares per day for the 20 day period.


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

       Number of Shares               Exercise Price                  Callable                       Term
       ----------------               --------------                  --------                       ----
           200,000                         $0.25                         Yes                        5 years
           200,000                         $0.50                         Yes                        5 years
           200,000                         $1.00                         Yes                        5 years
           200,000                         $1.50                         Yes                        5 years


 Exemption From Registration Claimed

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). The entities that was issued the unregistered securities were known to the Company and its management, through a pre-existing business relationship. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

                            SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

Pursuant to the Settlement Agreement, discussed in Item 1.01, above, the lawsuit filed by Bridge Industries, LLC in the Circuit Court of the Eighteenth Judicial Circuit in and for Seminole Country, Florida has been settled and subsequently dismissed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               HINTO ENERGY, INC.


                           By:      /s/ George Harris
                                        -------------
                                        George Harris, Chief Executive Officer


Date: December 19, 2012